Exhibit 5.1

812 SAN ANTONIO STREET Suite 600 Austin, Texas 78701 Tel 512 • 583 • 5900 Fax 512 • 583 • 5940

May 28, 2021

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Business First Bancshares, Inc., a Louisiana corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (Registration No. 333- ) (“Registration Statement”), filed by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), and proposed offer, issuance and sale from time to time under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company (collectively, the “Securities”):

(i)	shares of common stock, par value $1.00 per share (the “Common Stock”);

(ii)	shares of one or more series of the preferred stock, no par value per share (the “Preferred Stock”);

(iii)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) (the “Warrants”);

(iv)	rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”);

(v)

senior, unsecured debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a Senior Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”), to be entered into by and between the Company and the trustee named therein (the “Senior Indenture Trustee”);

(vi)

subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a Subordinated Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), to be entered into by and between the Company and the trustee named therein (the “Subordinated Indenture Trustee” and, together with the Senior Indenture Trustee, each a “Trustee” and, collectively, the “Trustees”);

(vii)	depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”);

(viii)

purchase contracts, pursuant to which the holder will purchase from the Company a specified number of shares of Common Stock or Preferred Stock or a specified number of Debt Securities at a future date (the “Purchase Contracts”);

(ix)

purchase units, consisting of Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock, Preferred Stock or Debt Securities under the Purchase Contract (the “Purchase Units”); and

Business First Bancshares, Inc.

May 28, 2021

(x)	units comprised of any combination of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities, Depositary Shares, Purchase Contracts or Purchase Units (the “Units”).

The Securities may be offered and sold by the Company from time to time on a delayed or continuous basis, all as set forth in the prospectus which forms a part of the Registration Statement, as the same may be amended and supplemented.

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the amended and restated articles of incorporation of the Company, as in effect on the date hereof (the “Articles of Incorporation”), (ii) the amended and restated bylaws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Articles of Incorporation, the “Organizational Documents”), (iii) the Registration Statement and (iv) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act, (ii) the applicable Indenture under which Debt Securities are issued will have been duly authorized, validly executed and delivered by the Company and the other parties thereto, (iii) the applicable Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, (iv) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (v) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in compliance with applicable Federal and state securities laws, (vi) a definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s Organizational Documents and not otherwise reserved for issuance at the time of the issuance thereof, we are of the opinion that:

1.          With respect to any shares of Common Stock, when the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Common Stock, and the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the shares of Common Stock will be validly issued, fully paid and non-assessable.

Business First Bancshares, Inc.

May 28, 2021

2.          With respect to any shares of Preferred Stock, when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such shares of Preferred Stock, (ii) the terms of the series of Preferred Stock have been duly established in conformity with the applicable Organizational Documents and (iii) the Company has received the consideration therefor, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.          With respect to any Warrants, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of the Warrants and to fix or otherwise determine the consideration to be received for the Warrants; (ii) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (iii) the Warrants have been duly executed and sold by the Company against payment therefor in accordance with any applicable warrant agreement, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.         With respect to any Subscription Rights, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate to the rights agent and to authorize the form, terms, execution and delivery of the Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights; (ii) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Subscription Rights, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (iii) the Subscription Rights have been duly executed and sold by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.         With respect to any Debt Securities, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary supplement to the applicable Indenture and to authorize the form, terms, execution and delivery of the Debt Securities; and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture, or any applicable supplemental indenture, against payment therefor provided for therein, the Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.         With respect to any Depositary Shares, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement; (ii) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; and (iii) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary in accordance with the applicable deposit agreement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified therein and in the deposit agreement.

7.         With respect to any Purchase Contracts and Purchase Units, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a purchase contract agreement and/or a unit agreement, as applicable, and to authorize the form, terms, execution and delivery of the Purchase Contracts or Purchase Units, as applicable; (ii) any shares of Common Stock, Preferred Stock or Debt Securities to be issued pursuant to such Purchase Contracts or Purchase Units, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (iii) the Purchase Contracts or Purchase Units, as applicable, have been duly executed and sold by the Company against payment therefor in accordance with any applicable purchase contract agreement or purchase unit agreement, the Purchase Contracts or Purchase Units, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Business First Bancshares, Inc.

May 28, 2021

8.         With respect to any Units, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and the other Securities underlying the Units; (ii) any shares of Common Stock or Preferred Stock or any Warrants, Subscription Rights, Debt Securities, Depositary Shares, Purchase Contracts or Purchase Units to be issued pursuant to such Units, have been duly and validly authorized and reserved for issuance and sale; and (iii) the Units and the other Securities underlying the Units have been duly executed and sold by the Company against payment therefor in accordance with any applicable unit agreement, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed in Paragraphs 3-8 above with respect to the valid and binding nature of obligations may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific performance of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

This opinion letter has been prepared for use in connection with the Registration Statement. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent. Our opinions are expressed as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any change in fact, circumstance or law or to advise you of any changes in the foregoing subsequent to the date hereof.

We express no opinion as to the law of any jurisdiction other than the federal law of the United States of America and the laws of the State of Louisiana under the Louisiana Business Corporation Act. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the State of Louisiana are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP

Fenimore, Kay, Harrison & Ford, LLP